HYNES & HOWES INSURANCE COUNSELORS, INC.
                            Comparative Balance Sheet
                           September 30, 1998 and 1997


                                                            September 30,
        Liabilities & Stockholders' Equity              1998            1997
Current Liabilities:
   Buyers Escrow                                 $     7,688     $     7,246
   Other Current Liabilities                               0             500

      Total Current Liabilities                  $     7,688     $     7,746

      Total Liabilities                          $     7,688     $     7,746


Stockholders' Equity:
   Capital Stock, no par value, 100,000,000
      Shares Authorized, 11,260,675 shares
      Issued (Note 5)                            $ 3,780,765     $ 3,780,765
   Paid in Capital (Note 6)                              100             100
   Retained Earnings (Deficit)                    (3,070,740)     (3,087,380)
   Treasury Stock, at Cost                           (33,252)        (33,252)

      Total Stockholders' Equity                 $   676,873     $   660,233

      Total Liabilities and Stockholders' Equity $   684,561     $   667,979


Notes to Financial Statements are an integral part of these statements.